                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 27, 2004


                                TC PIPELINES, LP
             (Exact name of registrant as specified in its charter)


           DELAWARE                      000-26091               52-2135448
(State or other jurisdiction of         (Commission            (IRS Employer
         incorporation)                  File Number)        Identification No.)


         110 TURNPIKE ROAD, SUITE 203
          WESTBOROUGH, MASSACHUSETTS                                01581
  (Address of principal executive offices)                        (ZIP CODE)


       Registrant's telephone number, including area code: (508) 871-7046


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01      OTHER MATERIAL EVENTS.

TC PipeLines, LP owns a 30% general partner interest in Northern Border Pipeline Company ("Northern Border Pipeline"). The remaining 70% is owned by Northern Border Partners, L.P. ("Northern Border Partners"), a publicly traded limited partnership controlled by affiliates of Enron Corp. ("Enron"). Two of Northern Border Partners' general partners, Northern Plains Natural Gas Company and Pan Border Gas Company, are owned by CrossCountry Energy, LLC, a wholly-owned subsidiary of Enron.

On August 30, 2004, Northern Border Pipeline filed a Form 8-K stating that the previously disclosed settlement between it and the Assiniboine and Sioux Tribes (the "Tribes") of the Fort Peck Indian Reservation relating to the renewal of the pipeline right of way lease in 2011 and taxation issues, which had been executed by Northern Border Pipeline and the Tribes, had been approved by the Bureau of Indian Affairs on August 27, 2004. Under the terms of the settlement, Northern Border Pipeline will pay, within 10 days, to the Tribes a lump sum payment of $5.9 million and an annual payment for 2004 of $1.5 million. The settlement grants an option to extend the right of way lease for twenty-five years with an additional option to extend the lease for an additional twenty-five years. The settlement also provides for future expansion rights for the pipeline on tribal lands at a predetermined cost. The settlement resolves all outstanding tax disputes with the Tribes for the past and future.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TC PipeLines, LP
                                           By: TC PipeLines GP, Inc.,
                                           its general partner


Date: August 30, 2004                      By: /s/ Maryse C. St.-Laurent
                                              -------------------------------
                                              Maryse C. St.-Laurent
                                              Secretary